     As filed with the Securities and Exchange Commission on August 1, 2001
                                                  Commission File No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                            WOODWARD GOVERNOR COMPANY
               (Exact name of issuer as specified in its charter)

                Delaware                                     36-1984010
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                            5001 North Second Street
                            Rockford, Illinois 61111
                    (Address of principal executive offices)

                WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN
                            (Full title of the plan)

             John A. Halbrook                      COPIES OF COMMUNICATIONS TO:
   Chairman and Chief Executive Officer                   Steven L. Clark
         5001 North Second Street                       Chapman and Cutler
         Rockford, Illinois 61111                     111 West Monroe Street
              (815) 877-7441                          Chicago, Illinois 60603
       (Name, address and telephone                       (312) 845-3000
       number of agent for service)
                          -----------------------------
                         CALCULATION OF REGISTRATION FEE

===============================================================================================
           TITLE OF SECURITIES           AMOUNT      PROPOSED      PROPOSED      AMOUNT OF
            TO BE REGISTERED             TO BE        MAXIMUM      MAXIMUM      REGISTRATION
                                       REGISTERED    OFFERING     AGGREGATE         FEE
                                                     PRICE PER     OFFERING
                                                       UNIT(1)      PRICE
-----------------------------------------------------------------------------------------------
Deferred Compensation Obligations(2)   $20,000,000      100%      $20,000,000     $5000.00
===============================================================================================

----------------------------
(1) Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee.

(2) The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Woodward Governor Company Executive Benefit Plan.

PART II     --     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference

         The following documents which have been filed with the Commission by Woodward Governor Company, a Delaware corporation (the "COMPANY"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

                  (b) The Company's Quarterly Report on Form 10-Q for the period ended December 31, 2000; and

                  (c) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

         The Company undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Woodward Governor Company, 5001 North Second Street, Rockford, Illinois 61111, Attention: Carol J. Manning (815) 877-7441.

Item 4.      Description of Securities

         The securities being offered hereby are Deferred Compensation Obligations (the "OBLIGATIONS"). Pursuant to the Woodward Governor Company Executive Benefit Plan, effective as of January 1, 2001 (the "PLAN"), the Company will provide individuals selected by the administrator of the Plan ("PARTICIPANTS") the opportunity to defer payment of a specified portion of their cash compensation. The amount of compensation to be deferred will be determined by the elections of Participants in accordance with the Plan. Participants will be able to choose from a variety of hypothetical investment options including the Company's common stock. However, notwithstanding the participant's elections, the Company reserves the right to allocate the value of participant accounts among the various hypothetical investments as deemed appropriate in its sole discretion. The Company will keep a bookkeeping account of the value of Participants' deferred compensation and the account will be indexed to the investment options chosen by each Participant. While the Obligations will not actually be invested, the accounts will reflect investment earnings, gains and losses of the selected investment options.

         The Obligations are payable in cash in accordance with a payment schedule to be selected by individual Participants in accordance with the Plan. The Obligations will be unsecured obligations of the Company ranking equally with other unsecured, unsubordinated indebtedness of the Company.

         The Company reserves the right to amend or terminate the Plan at any time, provided that amendment or termination will not result in a reduction of the account balances of Participants. If the Plan is terminated while a Participant or Participant's beneficiary is receiving benefits under the Plan, the balance of Participant's account will be paid out in a lump sum. The Plan does not provide loans and Participant's rights to the Obligations may not be used as collateral or assigned.

Item 5.      Interest of Named Experts and Counsel

             Not Applicable.

Item 6.      Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL"), sets forth the conditions and limitations governing the indemnification of officers, directors, and other persons.

         The Certificate of Incorporation and Bylaws of the Company provide for indemnification by the Company of certain persons (including officers and directors) in connection with any action, suit or proceeding brought or threatened against such person by reason of his position with the Company or service at the request of the Company. The Bylaws further provide that indemnification shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145(g) of the DGCL and Article VII, Section(h) of the Bylaws also authorize the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL or the Bylaws. The Company currently maintains a directors' and officers' liability policy to insure its liability under the above-described provisions and to insure its individual directors and officers against certain obligations not covered by such provisions.

Item 8.      Exhibits

         See List of Exhibits on page II-6 hereof.

Item 9.      Undertakings

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on July 25, 2001.

                                         WOODWARD GOVERNOR COMPANY



                                       By         /s/ John A. Halbrook
                                            ------------------------------------
                                                      John A. Halbrook
                                            Chairman and Chief Executive Officer
                                                (Principal executive officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, John A. Halbrook and Stephen P. Carter and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying, and conforming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                               TITLE                                    DATE

       /s/ Stephen P. Carter            Vice President, Chief Financial Officer and       July 25, 2001
       ---------------------            Treasurer
         Stephen P. Carter

        /s/ J. Grant Beadle                           Director                            July 25, 2001
       ---------------------
          J. Grant Beadle

        /s/ Vern H. Cassens                           Director                            July 25, 2001
       ---------------------
          Vern H. Cassens


                                      II-4


             SIGNATURES                               TITLE                                    DATE

          /s/ Paul Donovan                            Director                            July 25, 2001
       ---------------------
            Paul Donovan

       /s/ Lawrence E. Gloyd                          Director                            July 25, 2001
       ---------------------
         Lawrence E. Gloyd

        /s/ John A. Halbrook                          Director                            July 25, 2001
       ---------------------
          John A. Halbrook

        /s/ Thomas W. Heenan                          Director                            July 25, 2001
       ---------------------
          Thomas W. Heenan

         /s/ Rodney O'Neal                            Director                            July 25, 2001
       ---------------------
           Rodney O'Neal

       /s/ J. Peter Jeffrey                           Director                            July 25, 2001
       ---------------------
          J. Peter Jeffrey

        /s/ Michael H. Joyce                          Director                            July 25, 2001
       ---------------------
          Michael H. Joyce

                                                      Director                            _______, 2001
       ---------------------
             Lou L. Pai

       /s/ Michael T. Yonker                          Director                            July 25, 2001
       ---------------------
         Michael T. Yonker

     EXHIBIT                                 DESCRIPTION                                     PAGE NUMBER IN
     NUMBER                                                                                    SEQUENTIAL
                                                                                            NUMBERING SYSTEM
       4.1           Woodward Governor Company Executive Benefit Plan..........

       4.2           First Amendment to the Woodward Governor Company
                     Executive Benefit Plan dated April 26, 2001...............

       4.3           Specimen Certificate (incorporated by reference from the
                     Company's Form A-2 (File No. 2-4446) filed with the
                     Commission on June 28, 1940)..............................

       5.1           Opinion of Chapman and Cutler regarding legality of the
                     Deferred Compensation Obligations.........................

      23.1           Consent of Chapman and Cutler (included in Exhibit 5.1)...

      23.2           Consent of PricewaterhouseCoopers LLP.....................

      25.1           Power of Attorney (set forth on page II-4 of this
                     Registration Statement)...................................

                                                                     EXHIBIT 4.1











                            WOODWARD GOVERNOR COMPANY
                             EXECUTIVE BENEFIT PLAN

                            EFFECTIVE JANUARY 1, 2001

                                TABLE OF CONTENTS

                                                                                                PAGE

I.       PURPOSE AND EFFECTIVE DATE...............................................................1
     1.1.     Purpose.............................................................................1
     1.2.     Effective Date......................................................................1
     1.3.     Continuation and Combination of Two Prior Plan......................................1
II.      DEFINITIONS..............................................................................1
     2.1.     "Account"...........................................................................1
     2.2.     "Administrator".....................................................................2
     2.3.     "Affiliate".........................................................................2
     2.4.     "Base Salary".......................................................................2
     2.5.     "Beneficiary".......................................................................2
     2.6.     "Board".............................................................................2
     2.7.     "Bonus".............................................................................2
     2.8.     "Change in Control".................................................................2
     2.9.     "Code"..............................................................................4
     2.10.    "Company"...........................................................................4
     2.11.    "Deferral Contribution Amounts".....................................................5
     2.12.    "Deferral Election".................................................................5
     2.13.    "Disability"........................................................................5
     2.14.    "Distribution Election".............................................................5
     2.15.    "Early Retirement Date".............................................................5
     2.16.    "Election Period"...................................................................5
     2.17.    "Eligible Member"...................................................................5
     2.18.    "Exchange Act"......................................................................5
     2.19.    "FICA"..............................................................................5
     2.20.    "Investment Fund or Funds"..........................................................5
     2.21.    "Normal Retirement Date"............................................................5
     2.22.    "Participant".......................................................................5
     2.23.    "Plan"..............................................................................6
     2.24.    "Plan Year".........................................................................6
     2.25.    "Prior Account Balance".............................................................6
     2.26.    "Retirement"........................................................................6
     2.27.    "Supplemental Benefit Amounts"......................................................6
     2.28.    "Supplemental MISOP Amount".........................................................6
     2.29.    "Supplemental RIP Amount"...........................................................6
     2.30.    "Valuation Date"....................................................................6
III.     PARTICIPATION............................................................................7
     3.1.     Participation.......................................................................7
     3.2.     ERISA Exemption.....................................................................7
IV.      DEFERRAL CONTRIBUTION AMOUNTS............................................................7
     4.1.     Permissible Deferrals under the Plan................................................7
     4.2.     Deferral Elections..................................................................8
     4.3.     Crediting of Deferral Elections.....................................................9
     4.4.     Vesting.............................................................................9


                                      -i-

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                PAGE

     4.5.     Deferred Contribution Amounts Subject to FICA at Time of Deferral...................9
V.       SUPPLEMENTAL BENEFIT AMOUNTS.............................................................9
     5.1.     Computation of Supplemental Benefit Amounts.........................................9
     5.2.     Vesting............................................................................10
     5.3.     Crediting of Supplemental Benefit Amounts..........................................10
VI.      ACCOUNTS AND INVESTMENTS................................................................10
     6.1.     Valuation of Accounts..............................................................10
     6.2.     Hypothetical Investment Funds......................................................11
     6.3.     Crediting of Investment Return.....................................................11
     6.4.     Changing Investment Fund Options...................................................11
     6.5.     Investment Alternatives After Death................................................12
VII.     PAYMENT OF BENEFITS.....................................................................12
     7.1.     Distribution at Specific Future Date...............................................12
     7.2.     Distribution Upon Retirement or Disability.........................................12
     7.3.     Distribution On Other Termination of Employment....................................13
     7.4.     Unscheduled Withdrawal.............................................................13
     7.5.     Unforeseeable Emergency............................................................13
     7.6.     Time and Form of Elections.........................................................14
     7.7.     Form of Payment and Withholding....................................................14
VIII.    DEATH BENEFITS..........................................................................14
     8.1.     Death Prior to Commencement of Benefits............................................14
     8.2.     Death After Commencement of Benefits...............................................14
     8.3.     Administrator Discretion Regarding Form............................................14
IX.      ADMINISTRATION..........................................................................15
     9.1.     Authority of Administrator.........................................................15
     9.2.     Participant's Duty to Furnish Information..........................................15
     9.3.     Interested Member of Administrator.................................................15
     9.4.     Indemnification....................................................................15
     9.5.     Claims Procedure...................................................................15
X.       AMENDMENT AND TERMINATION...............................................................16
XI.      MISCELLANEOUS...........................................................................16
     11.1.    No Implied Rights; Rights on Termination of Service................................16
     11.2.    No Employment Rights...............................................................16
     11.3.    Nature of the Plan.................................................................17
     11.4.    Nontransferability.................................................................17
     11.5.    Successors and Assigns.............................................................17
     11.6.    Payment with Respect to Incapacitated Persons......................................18
     11.7.    Arbitration........................................................................18
     11.8.    Gender and Number..................................................................18
     11.9.    Headings...........................................................................18
     11.10.   Severability.......................................................................18
     11.11.   Effect on Other Employee Benefit Plans.............................................19
     11.12.   Non-U.S. Participants..............................................................19


                                      -ii-


                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                PAGE


     11.13.   Applicable Law.....................................................................19
Exhibit A........................................................................................20
              INVESTMENT FUNDS UNDER THE WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN........20

                            WOODWARD GOVERNOR COMPANY
                             EXECUTIVE BENEFIT PLAN



I.       PURPOSE AND EFFECTIVE DATE.

         1.1. PURPOSE. The Woodward Governor Company Executive Benefit Plan has been established by Woodward Governor Company to attract and retain certain key members by:

                  (a) providing a tax-deferred capital accumulation vehicle to supplement such members' individual retirement contributions, thereby encouraging savings for retirement, and

                  (b) supplementing such members' retirement income, available under the Woodward Governor Company Retirement Income Plan (the "RIP") and the Woodward Governor Company Member Investment and Stock Ownership Plan (the "MISOP"), which is otherwise limited pursuant to the rules and regulations of the Internal Revenue Code of 1986, as amended.

         1.2. EFFECTIVE DATE. The Plan shall be effective January 1, 2001 and shall remain in effect until terminated in accordance with
                  Article X.

         1.3. CONTINUATION AND COMBINATION OF TWO PRIOR PLAN. The Plan is intended to be:

                  (a) an amendment, restatement and continuation of the Woodward Governor Company Amended and Restated Unfunded Deferred Compensation Plan No.1 (the "DC Plan No. 1"),

                  (b) an amendment, restatement and continuation of the Woodward Governor Company Unfunded Deferred Compensation Plan No. 2 (the "DC Plan No. 2), and

                  (c) the merger and combination of the DC Plan No. 1 and the DC Plan No. 2 into this single plan for ease in the Company's administration.


II.      DEFINITIONS.

         When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

         2.1. "ACCOUNT" means the recordkeeping account established for each Participant in the Plan for purposes of accounting for the amount of the Participant's:

                  (a) Deferral Contribution Amounts deferred and credited in accordance with Article IV each year, if any,

                  (b) Supplemental Benefit Amounts determined and credited in accordance with Article V each year, if any, and

                  (c) account balance, if any, under the prior DC Plan No. 1 and/or prior DC Plan No. 2 on the day immediately preceding the effective date of this Plan,

                  all adjusted periodically to reflect the hypothetical investment return on such amounts in accordance with Article VI.

         2.2. "ADMINISTRATOR" means the Compensation Committee or such other individual or committee appointed and delegated by the Board to administer the Plan in accordance with Article IX. To the extent so delegated, the term "Administrator" hereunder shall be deemed to refer to such individual or committee. The Compensation Committee shall take such actions it deems necessary or desirable to ensure that such individual or committee has sufficient and appropriate authority for carrying out the intent and purpose of the Plan.

         2.3.     "AFFILIATE" means:

                  (a) any corporation, partnership, joint venture, trust, association or other business enterprise which is a member of the same controlled group of corporations, trades or businesses as the Company within the meaning of Code Section 414, and

                  (b) any other entity that is designated as an Affiliate by the Board.

         2.4. "BASE SALARY" means a Participant's base salary in effect for a given year as reflected in the personnel records of the Company.

         2.5. "BENEFICIARY" means the person or entity designated by the Participant to receive the Participant's Plan benefits in the event of the Participant's death. If the Participant does not designate a Beneficiary, or if the Participant's designated Beneficiary predeceases the Participant, the Participant's estate shall be the Beneficiary under the Plan.

         2.6.     "BOARD" means the Board of Directors of the Company.

         2.7. "BONUS" means any incentive compensation awarded to a Participant for a given year under the Woodward Governor Company Annual Incentive Compensation Plan and/or the Woodward Governor Company Long-Term Incentive Compensation Plan.

         2.8.     "CHANGE IN CONTROL" shall be deemed to have occurred if:

                  (a) any "person" (as defined in Section 13(d) and 14(d) of the Exchange Act) (excluding for this purpose the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred:

                           (i)      as the result of an acquisition of
                                    securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; or

                           (ii) as a result of the acquisition directly from the Company of securities of the Company representing less than fifty percent (50%) of the voting power of the Company; or

                           (iii) if the Board determines in good faith that a person who have become the beneficial owner directly or indirectly of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) during any period of two (2) consecutive years (not including any period prior to the effective date (as set forth in Section 1.2 above) of the Plan), individuals who at the beginning of such two-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (a) above or subparagraph (c) below) whose election by the Board or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board"); or

                  (c) approval by the shareholders of the company of a complete liquidation or dissolution of the Company; or

                  (d)      consummation of:

                           (i) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets,

                           (ii) a plan of merger or consolidation of the Company with any other corporation, or

                           (iii)    a similar transaction or series of
                                    transactions involving the Company (any
                                    transaction described in subparagraphs (i) and (ii) or this paragraph (d) being referred to as a "Business Combination"), in each case unless after such a Business
                                    Combination:

                                    (a)      the shareholders of the Company
                                             immediately prior to the Business
                                             Combination continue to own,
                                             directly or indirectly, more than
                                             fifty-one percent (51%) of the
                                             combined voting power of the then
                                             outstanding voting securities
                                             entitled to vote generally in the
                                             election of directors of the new
                                             (or continued) entity (including,
                                             but not by way of limitation, an
                                             entity which as a result of such
                                             transaction owns the Company or all
                                             or substantially all of the
                                             Company's former assets either
                                             directly or through one or more
                                             subsidiaries) immediately after
                                             such Business Combination, in
                                             substantially the same proportion
                                             as their ownership in the Company
                                             immediately prior to such Business
                                             Combination, and

                                    (b)     at least a majority of the members
                                            of the board of directors of the
                                            entity resulting from such Business
                                            Combination were members of the
                                            Incumbent Board at the time of the
                                            execution of the initial agreement,
                                            or of the action of the Board,
                                            providing for such Business
                                            Combination.

         2.9.     "CODE" means the Internal Revenue Code of 1986, as amended.

         2.10. "COMPANY" means Woodward Governor Company and any successor thereto.

         2.11. "DEFERRAL CONTRIBUTION AMOUNTS" means the amounts of Base Salary and Bonus deferred by a Participant, if any, and credited to his or her Account in accordance with Article IV but such amounts specifically and expressly do not include any Prior Account Balance of such Participant.

         2.12. "DEFERRAL ELECTION" means the written election made by an Eligible Member to defer such Eligible Member's Base Salary and/or Bonus for any given year in accordance with Article IV.

         2.13. "DISABILITY" means Disability as defined in the Woodward Governor Company Long-Term Disability Plan.

         2.14. "DISTRIBUTION ELECTION" means the written election made by a Participant regarding the form of payment distribution of his or her Account in accordance with Article VII.

         2.15. "EARLY RETIREMENT DATE" means the date on which any Plan Participant retires from active employment with the Company or any Affiliate on or after he has attained age 55 but before he has attained age 65.

         2.16. "ELECTION PERIOD" means the period specified by the Administrator during which a Deferral Election may be made with respect to a Participant's Base Salary and/or Bonus payable for a Plan Year.

         2.17. "ELIGIBLE MEMBER" means a member of the Company or an Affiliate who has been selected by the Administrator to participate in the Plan in accordance with Article III.

         2.18.    "EXCHANGE ACT" means the Securities and Exchange Act of 1934.

         2.19. "FICA" means the employment tax imposed on a member's income under the Federal Insurance Contributions Act (Chapter 21 of the Code) which is comprised of Old-Age, Survivors and Disability Insurance and Hospital Insurance

         2.20. "INVESTMENT FUND OR FUNDS" means the investment funds designated by the Administrator as the basis for determining the hypothetical investment return to be credited in accordance with Article VI to Participants' Accounts. Initially, the Investment Funds shall mirror the available investment funds under the MISOP, as set forth on the attached Exhibit A. Thereafter, the Administrator may change the Investment Funds at such times as it deems appropriate.

         2.21. "NORMAL RETIREMENT DATE" means the date on which any Plan Participant retires from active employment with the Company or any Affiliate on or after he has attained age 65.

         2.22.    "PARTICIPANT" means an Eligible Member who has:

                  (a) been notified by the Administrator of his eligibility to participate in the Plan, and

                  (b)      either:

                           (i) completed and submitted a Deferral Election in accordance with Section 4.2, or

                           (ii) had credited to his Account, by the Company, Supplemental Benefit Amounts in accordance with Article V, or

                           (iii) had an account balance under the prior DC Plan No. 1 and/or the prior DC Plan No. 2 on the day immediately preceding the effective date of this Plan.

         2.23. "PLAN" means the Woodward Governor Company Executive Benefits Plan, as amended from time to time.

         2.24. "PLAN YEAR" means the 12 consecutive month period beginning each January 1.

         2.25. "PRIOR ACCOUNT BALANCE" means an Eligible Member's account balance(s), if any, under the prior DC Plan No. 1 and/or prior DC Plan No. 2 which were transferred to this Plan by the Company and credited to his Account pursuant to Section 3.1(B)(3).

         2.26. "RETIREMENT" means termination of employment by a Participant by reason of retiring from active employment with the Company or any Affiliate on his Early Retirement Date or Normal Retirement Date.

         2.27. "SUPPLEMENTAL BENEFIT AMOUNTS" means the amounts computed on behalf of the Participant, if any, and credited to his or her Account in accordance with Article V which represents the sum of the Participant's Supplemental MISOP Amounts and Supplemental RIP Amounts.

         2.28. "SUPPLEMENTAL MISOP AMOUNT" means that portion of the Supplemental Benefit Amounts computed under Section 5.1(b) of the Plan specifically pertaining to the MISOP and credited to the Participant's Account in accordance with Article V.

         2.29. "SUPPLEMENTAL RIP AMOUNT" means that portion of the Supplemental Benefit Amounts computed under Section 5.1(a) of the Plan specifically pertaining to the RIP and credited to the Participant's Account in accordance with Article V.

         2.30. "VALUATION DATE" means a date on which the Investment Funds are valued and the Participant's Account is adjusted for any resulting gains or losses. The Administrator shall determine the Valuation Date and such date shall be at least once every calendar year.

III.     PARTICIPATION.

         3.1. PARTICIPATION. The Administrator shall select those members eligible to participate in the Plan. In selecting Eligible Members, the Administrator shall take into consideration such factors as it deems relevant in connection with accomplishing the purposes of the Plan. An Eligible Member shall become a Participant in the Plan when (A) he is notified in writing by the Administrator that he is eligible to participate in the Plan, and (B) he has either (1) completed and submitted a Deferral Election to the Administrator in accordance with
                  Article IV, or (2) had credited to his Account, by the Company, Supplemental Benefit Amounts in accordance with
                  Article V, or (3) had credited to his Account, by the Company, his account balance, if any, under the prior DC Plan No. 1 and/or the prior DC Plan No. 2 on the day immediately preceding the effective date of this Plan.

         3.2. ERISA EXEMPTION. It is the intent of the Company that the Plan be exempt from Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as an unfunded plan that is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management of highly compensated employees (the "ERISA Exemption"). Notwithstanding anything to the contrary in Section 3.1 or in any other provision of the Plan, the Administrator may in its sole discretion exclude any one or more members from eligibility to participate or from participation in the Plan, may exclude any Participant from continued participation in the Plan, and may take any further action (including the immediate payment of the Participant's entire interest under the Plan in a lump-sum) it considers necessary or appropriate if the Administrator reasonably determines in good faith that such exclusion or further action is necessary in order for the Plan to qualify for, or to continue to qualify for, the ERISA Exemption.

IV.      DEFERRAL CONTRIBUTION AMOUNTS.

         4.1. PERMISSIBLE DEFERRALS UNDER THE PLAN. An Eligible Member may elect to defer:

                  (a) DEFERRAL OF BASE SALARY: up to 50% of his or her Base Salary for a Plan Year, in increments of 1%, provided, however, that any election to defer over 30% of Base Salary must be approved in advance by the Administrator, and

                  (b) DEFERRAL OF BONUS: up to 100% of his or her Bonus for a Plan Year, in increments of 25%,

                  by filing a Deferral Election in accordance with Section 4.2 below.

         4.2. DEFERRAL ELECTIONS. A Participant's Deferral Election shall be in writing, and shall be filed with the Administrator at such time and in such manner as the Administrator shall provide, subject to the following:

                  (a) A Deferral Election pertaining to Base Salary and/or Bonus shall be made during the election period established by the Administrator which shall end no later than December 31 preceding the first day of the Plan Year in which such Base Salary and/or Bonus would otherwise be payable.

                  (b) At the discretion of the Administrator, a Deferral Election may be made by

                           (i) newly-hired Eligible Members for the Plan Year in which they commence employment,

                           (ii) a member who becomes an Eligible Member after the beginning of a Plan Year for the Plan Year in which they become an Eligible Member.

                           Notwithstanding the preceding sentence, such Deferral Elections must be made within thirty (30) days of their date of hire or the date the member becomes an Eligible Member, whichever applies. However, such Deferral Elections shall be prospective and shall apply only to Base Salary and/or Bonus that would otherwise be paid to the Eligible Member after the Deferral Election is made.

                  (c) Deferral Elections shall be expressed as a percentage of Base Salary or Bonus, within the limits provided under the Plan.

                  Once made, a Deferral Election for:

                           (A) Base Salary shall remain in effect for all subsequent Plan Years unless changed or revoked by the Participant in accordance with rules established by the Administrator, and

                           (B) Bonus shall remain in effect only for the Plan Year for which such Bonus Deferral Election was made.

                  Any such modification or revocation with respect to Base Salary shall be effective for the Plan Year following the Plan Year in which it is made. Notwithstanding anything to the contrary, any revocation for Base Salary and/or Bonus shall become effective as soon as practicable in the event it is made because of the Participant's Disability or if the Administrator, in its sole discretion, determines that the Participant has suffered a severe financial hardship or a bona fide administrative mistake was made. If a Deferral Election is revoked in accordance with any of the foregoing, the Participant may not make a new Deferral Election until the election period established by the Administrator for making deferrals for the next Plan Year.

         4.3. CREDITING OF DEFERRAL ELECTIONS. The amount of Base Salary and Bonus that a Participant elects to defer under the Plan shall be credited by the Company to the Participant's Account as Deferral Contribution Amounts as of the date such Base Salary or such Bonus would have been paid to the Participant absent the Deferral Election.

         4.4. VESTING. A Participant's Deferral Contribution Amounts for each Plan Year shall be fully vested at the time credited to such Participant's Account.

         4.5. DEFERRED CONTRIBUTION AMOUNTS SUBJECT TO FICA AT TIME OF DEFERRAL. A Participant's Deferred Contribution Amounts are subject to FICA at the time the amounts are contributed to the Plan for deferral. The gross amount of the Participant's Base Salary deferral and Bonus deferral will be contributed to the Participant's Account and the corresponding FICA tax due will be deducted from that portion of the Participant's Base Salary or Bonus not deferred, as the case may be. Notwithstanding the foregoing, if a Participant has elected to defer a percentage of his or her Bonus such that contribution of the gross amount of the Bonus deferred would leave insufficient funds to remit the applicable FICA tax to the government, then the applicable Bonus amount contributed to the Participant's Account shall be made net of the smallest amount of FICA tax needed to satisfy such liability which cannot be covered from the portion of Bonus not deferred.


V.       SUPPLEMENTAL BENEFIT AMOUNTS.

         5.1. COMPUTATION OF SUPPLEMENTAL BENEFIT AMOUNTS. An Eligible Member designated by the Administrator for participation under the Plan shall be entitled to a Supplemental Benefit Amount for each Plan Year that he is an Eligible Member which is equal to the sum of:

                  (a) SUPPLEMENTAL BENEFIT RELATING TO THE RIP: the excess, if any, of:

                           (i) the benefit the Participant otherwise would have been entitled to have credited to a separate account for his benefit under the RIP for a given year if such benefit was calculated without regard to the following:

                                    (A)     Code Section 415,

                                    (B)      Code Section 401(a)(17), and

                                    (C)      any Deferral Election made by the
                                             Participant for such given year
                                             under Article IV of this Plan, OVER

                           (ii) the accrued benefit which the Participant is entitled to have credited to a separate account for his benefit for such given year under the RIP, PLUS

                  (b) SUPPLEMENTAL BENEFIT RELATING TO THE MISOP: the excess, if any, of:

                           (i) the benefit the Participant otherwise would have been entitled to have credited to a separate account for his benefit under the MISOP for a given year if such benefit was calculated without regard to the following:

                                    (A)     Code Section 415,

                                    (B)     Code Section 401(a)(17),

                                    (C)     Code Section 401(k)(3),

                                    (D)     Code Section 401(m)(2), and

                                    (E)     Code Section 402(g), OVER

                           (ii) the actual benefit which the Participant is entitled to have credited to a separate account for his benefit for such given year under the MISOP.

         5.2. VESTING. A Participant's Supplemental Benefit Amounts calculated by the Company for each Plan Year shall be fully vested at the time credited to such Participant's Account.

         5.3. CREDITING OF SUPPLEMENTAL BENEFIT AMOUNTS. The Supplemental Benefit Amounts computed in Section 5.1 above for each Plan Year shall be credited by the Company to the Participant's Account as soon as reasonably practicable.

VI.      ACCOUNTS AND INVESTMENTS.

         6.1. VALUATION OF ACCOUNTS. The Administrator shall establish an Account for each Participant who:

                  (a) has filed a Deferral Election to defer Base Salary and/or Bonus, or

                  (b) has been credited with a Supplemental Benefit Amount, or

                  (c) has a Prior Account Balance on the effective date of this Plan.

                  Such Account shall be credited with a Participant's Deferral Contribution Amounts and Supplemental Benefit Amounts as set forth in Sections 4.3 and 5.3, respectively, and with the Participant's Prior Account Balance, if any. As of each Valuation Date, the Participant's Account shall be adjusted upward or downward to reflect:

                  (i) the investment return to be credited as of such Valuation Date pursuant to Section 6.3 below,

                  (ii) the amount of distributions, if any, to be debited as of that Valuation Date under Article VII, and

                  (iii) the amount of forfeitures, if any, to be debited under Section 7.4(a).

         6.2. HYPOTHETICAL INVESTMENT FUNDS. Each Participant generally may direct the manner in which his or her Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, shall be deemed invested in and among the Investment Funds; provided, however, that each investment election made by a Participant shall, notwithstanding anything to the contrary in the Plan, be strictly subject to the consent of the Administrator which, in its sole discretion, may elect to honor the Participant's request or have the Account deemed invested in another manner. Such deemed investment election shall be made in accordance with such procedures as the Administrator shall establish and any such election shall be made in whole percentages. The investment authority shall remain at all times with the Administrator. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his or her Account and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media.

         6.3. CREDITING OF INVESTMENT RETURN. Each Participant's Account shall be credited on each Valuation Date with his or her allocable share of investment gains or losses of each Investment Fund in which his or her Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, are hypothetically invested. The Administrator shall adopt a protocol for allocating the deemed investment gains and losses similar to that used in the MISOP. Notwithstanding anything to the contrary, if a Participant elects to invest in the hypothetical Investment Fund for Woodward Governor Company Common Stock, such Participant's Account shall also be credited with any deemed dividends paid during the period beginning with the immediately preceding Valuation Date and ending with the current Valuation Date.

         6.4. CHANGING INVESTMENT FUND OPTIONS. Subject to any exceptions set forth on Exhibit A, a Participant may, on a daily basis, make a new election with respect to the hypothetical Investments Funds in which his or her Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, shall be deemed invested in the future. Any such election shall be made in the form specified by the Administrator.

         6.5. INVESTMENT ALTERNATIVES AFTER DEATH. For periods after the Valuation Date coincident with or following a Participant's death and pursuant to procedures established by the Administrator, the Participant's Account balance pertaining to Deferral Contribution Amounts, Supplemental MISOP Amounts, if any, and/or Prior Account Balance, if any, shall be reallocated and reinvested among the Investment Funds in accordance with the Beneficiary's hypothetical investment direction.

VII.     PAYMENT OF BENEFITS.

         7.1. DISTRIBUTION AT SPECIFIC FUTURE DATE. At the time an Eligible Member is notified by the Administrator of his or her eligibility to participate in the Plan, the Eligible Member may elect one or more future Valuation Dates as of which all or a portion of his or her Deferral Contribution Amounts and earnings thereon shall be determined for payment. Any distribution as of a specific future date made to an Eligible Member pursuant to his election shall be paid in a single lump-sum payment. Any such future date shall be a Valuation Date in a specific future year which is at least five Plan Years after the Plan Year for which the initial Deferral Contribution Amounts were credited to such Participant's Account; provided, however, that only one distribution per Plan Year may be elected under this Section 7.1; provided, further that, if the Participant elects a distribution at one or more specific future dates and has a termination of employment prior to any such date, distribution shall commence pursuant to Sections 7.2, 7.3, 8.1 or 8.2, as applicable. A distribution election under this Section 7.1 may be revoked or extended to a Valuation Date in a future Plan Year by filing a one-time revocation or extension election with the Administrator at least 12 months prior to the first day of the Plan Year in which such distribution was scheduled to take place. Notwithstanding the foregoing, any amounts distributable under this Section 7.1 shall be paid as soon as practicable following such relevant Valuation Date.

         7.2. DISTRIBUTION UPON RETIREMENT OR DISABILITY. If a Participant terminates employment with the Company and/or Affiliates by reason of Retirement or Disability, distribution of the Participant's Account shall be made by or commence on the Valuation Date coincident with or next following such Participant's termination of employment. Distribution under this Section 7.2 shall be made:

                  (a)      in a lump sum, or

                  (b) in substantially equal annual, quarterly or monthly installments for a period up to but not exceeding 10 years as elected by the Participant on his or her Distribution Election. A Participant may revoke or change his or her Distribution Election under this Section 7.2 by filing a new Distribution Election with the Administrator; provided, however, that any Distribution Election that has not been on file with the Administrator at least 12 months prior to the first day of the Plan Year in which the Participant's termination of employment occurs shall be void and disregarded. A Participant cannot alter or change his Distribution Election once he has begun to receive payments under the Plan. Notwithstanding the foregoing, a Participant (or his legal representative) whose termination of employment occurs by reason of Disability may request that the Administrator distribute the Participant's Account in another payment form following such termination of employment for Disability or defer distribution of the Participant's Account until such Participant is no longer eligible for coverage under the Woodward Governor Company Long-Term Disability Plan, in which case the Administrator, in its sole discretion, shall determine whether to make payment in another form or defer such distributions after taking into consideration all factors which it deems relevant. If the Participant does not have a valid Distribution Election on file with the Administrator at the time of Retirement or Disability, the Participant's Account shall be paid in a single sum under paragraph (a) above.

         7.3. DISTRIBUTION ON OTHER TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company or Affiliates terminates for any reason other than Retirement, Disability or death, the Participant's Account shall be paid in a lump sum payment as of the Valuation Date coincident with or next following such termination of employment.

         7.4. UNSCHEDULED WITHDRAWAL. A Participant may request a withdrawal of all or a portion of his or her Deferral Contribution Amounts and earnings thereon by filing a Distribution Election with the Administrator specifying the amount of the Deferral Contribution Amounts to be withdrawn. Payment of such amount, adjusted by the amount forfeited as set forth in Subsection
                  (a) below, shall be made as of the first Valuation Date administratively practicable after such request is received, and shall be subject to the following:

                  (a) An amount equal to 10% of the withdrawal requested shall be debited to the Participant's Account and permanently forfeited.

                  (b) Any Deferral Election in effect at the time of such withdrawal shall be void for periods after such withdrawal.

                  (c) The Participant shall not be eligible to file a new Deferral Election until the election period for the Plan Year commencing at least 12 months after such withdrawal.

         7.5. UNFORESEEABLE EMERGENCY. Prior to the date otherwise scheduled for payment under the Plan, upon showing an unforeseeable emergency, a Participant may request that the Administrator accelerate payment of all or a portion of his or her Deferral Contribution Amounts and earnings thereon in an amount not exceeding the amount necessary to meet the unforeseeable emergency. For purposes of the Plan, an unforeseeable emergency means an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial or medical hardship to the Participant if early withdrawal were not permitted. Severe financial or medical hardship shall be deemed to exist in the event of the Participant's long and serious illness, impending bankruptcy or other similar extraordinary circumstances. The determination of an unforeseeable emergency shall be made by the Administrator in its sole discretion, based on such information as the Administrator shall deem to be necessary and relevant and such decision shall be final and binding on all parties.

         7.6. TIME AND FORM OF ELECTIONS. All Distribution Elections under this Article VII shall be made at the time and in the form established by the Administrator and shall be subject to such other rules and limitations that the Administrator, in its sole discretion, may establish.

         7.7. FORM OF PAYMENT AND WITHHOLDING. All payments under the Plan shall be made in cash and are subject to the withholding of all applicable federal, state and local and foreign governmental taxes.


VIII.    DEATH BENEFITS.

         8.1. DEATH PRIOR TO COMMENCEMENT OF BENEFITS. If a Participant dies prior to commencement of payment of his or her Account, the Participant's Beneficiary shall receive a survivor benefit in an amount equal to the Participant's Account balance to be paid in a single lump sum as soon as practicable following the Participant's death.

         8.2. DEATH AFTER COMMENCEMENT OF BENEFITS. If a Participant terminates employment due to Retirement or Disability, and dies prior to the time his or her Account balance has been fully distributed, the Participant's Beneficiary shall receive the remaining portion of the Participant's Account at the regularly-scheduled date of payment for any remaining installment payments of the Participant's Account.

         8.3. ADMINISTRATOR DISCRETION REGARDING FORM. Notwithstanding the foregoing provisions of this Article VIII, a Beneficiary may request that the Administrator approve an alternate form of payment of survivor benefits under this Article VIII which request may be granted in the sole discretion of the Administrator.

IX.      ADMINISTRATION.

         9.1. AUTHORITY OF ADMINISTRATOR. The Administrator shall have full power and authority to carry out the terms of the Plan. The Administrator may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the Plan. The Administrator's interpretation, construction and administration of the Plan, including any adjustment of the amount or recipient of the payments to be made, shall be binding and conclusive on all persons for all purposes. Neither the Company, including its officers, members or directors, nor the Administrator or the Board or any member thereof, shall be liable to any person for any action taken or omitted in connection with the interpretation, construction and administration of the Plan.

         9.2. PARTICIPANT'S DUTY TO FURNISH INFORMATION. Each Participant shall furnish to the Administrator such information as it may from time to time request for the purpose of the proper administration of this Plan.

         9.3. INTERESTED MEMBER OF ADMINISTRATOR. If a member of the Administrator is also a Participant in the Plan, he or she may not decide or determine any matter or question concerning his or her benefits unless such decision or determination could be made by him or her under the Plan if he or she were not a member of the Administrator.

         9.4. INDEMNIFICATION. No person (including any present or former member of the Administrator, and any present or former officer or member of the Company or any Affiliate) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan. Each present or former officer or member of the Company or any Affiliate to whom the Administrator has delegated any portion of its responsibilities under the Plan and each present or former member of the Administrator shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any an all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the Plan, including all expenses reasonably incurred in their defense if the Company fails to provide such defense. No member of the Administrator shall be liable for any act or omission of any other member of the Administrator, nor for any act or omission upon his own part, excepting his own willful misconduct or gross neglect.

         9.5. CLAIMS PROCEDURE. If a Participant or Beneficiary ("Claimant") is denied all or a portion of an expected benefit under this Plan for any reason, he or she may file a claim with the Administrator. The Administrator shall notify the Claimant within 90 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrator prior to the end of the 90-day period stating that special circumstances require an extension (of up to 90 additional days) of the time for decision. The notice of the decision shall be in writing, sent by mail to Claimant's last known address, and if a denial of the claim, shall contain the following information: (a) the specific reasons for the denial; (b) specific reference to pertinent provisions of the Plan on which the denial is based; and (c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure. A Claimant is entitled to request a review of any denial of his or her claim by the Board. The request for review must be submitted within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim shall be deemed to be conclusively denied. The Claimant or his or her representatives shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. The Board shall render a review decision in writing within 60 days after receipt of a request for a review, provided that, in special circumstances the Board may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the Board's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.


X.       AMENDMENT AND TERMINATION.

         The Board may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall have a material adverse effect on any Participant's rights under the Plan accrued as of the date of such amendment or termination without such Participant's written consent. Upon termination of the Plan, the Board may cause a lump-sum payment of all benefits for all Participants at substantially the same time.

XI.      MISCELLANEOUS.

         11.1. NO IMPLIED RIGHTS; RIGHTS ON TERMINATION OF SERVICE. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person, individually or as a member of a group, any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board or the Administrator in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Affiliates shall be required or be liable to make any payment under the Plan.

         11.2. NO EMPLOYMENT RIGHTS. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company or any Affiliate to continue the services of any Participant, or obligate any Participant to continue in the service of the Company or Affiliates, or as a limitation of the right of the Company or Affiliates to discharge any of their members, with or without cause.

         11.3.    NATURE OF THE PLAN.

                  (a) UNFUNDED PLAN. Nothing herein contained shall require or be deemed to require the Company to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments made hereunder. Benefits hereunder shall be paid from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Company and its Affiliates. The obligations of the Company hereunder shall be an unfunded and unsecured promise to pay money in the future. However, the Company may establish one or more trusts to assist in meeting its obligations under the Plan, the assets of which shall be subject to the claims of the Company's general creditors. No current or former Participant, Beneficiary or other person, individually or as a member of a group, shall have any right, title or interest in any account, fund, grantor trust, or any asset that may be acquired by the Company in respect of its obligations under the Plan (other than as a general creditor of the Company with an unsecured claim against its general assets).

                  (b) EXCEPTION FOR CHANGE IN CONTROL. Notwithstanding the provisions of paragraph (a) of this Section 11.3, the Company shall create a rabbi trust to hold funds to be used in payment of the obligations of the Company under the Plan, which trust shall not be funded except as provided in the following sentence. In the event of a Change in Control (or prior thereto in the sole discretion of the Company), the Company shall fund such trust in an amount equal to not less than the total value of the Participants' Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control, provided that any funds contained therein shall remain subject to the claims of the Company's general creditors. In addition, upon a Change in Control, the trust by its terms shall become irrevocable.

         11.4. NONTRANSFERABILITY. Prior to payment thereof, no benefit under the Plan shall be assignable or subject to any manner of alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind, except pursuant to a domestic relations order awarding benefits to an "alternate payee" (within the meaning of Code Section 414(p)(8)) that the Administrator determines satisfies the criteria set forth in paragraphs (1), (2) and (3) of Code Section 414(p) (a "DRO"). Notwithstanding any provision of the Plan to the contrary, the Plan benefits awarded to an alternate payee under a DRO shall be paid in a single lump sum to the alternate payee on the Valuation Date as soon as administratively practicable following the date the Administrator determines the order is a DRO, and such amounts, as adjusted for earnings, gains and losses, will be deducted from the Participant's Account as of such Valuation Date.

         11.5. SUCCESSORS AND ASSIGNS. The rights, privileges, benefits and obligations under the Plan are intended to be, and shall be treated as legal obligations of and binding upon the Company, its successors and assigns, including successors by merger, consolidation, reorganization or otherwise.

         11.6. PAYMENT WITH RESPECT TO INCAPACITATED PERSONS. Any amounts payable hereunder to any person who is a minor or under a legal disability, as determined under applicable state law, or who is unable to manage properly his or her financial affairs may be paid (a) to the legal representative of such person,
                  (b) to anyone acting as the person's agent under a durable power of attorney, (c) to an adult relative or friend of the person or (d) to anyone with whom the person is residing. Any payment of a benefit made in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the Plan. The Administrator's reliance on the written power of attorney or other instrument of agency governing a relationship between the person entitled to benefit the person to whom the Administrator directs payment of the benefit shall be fully protected at least to the same extent as though the Administrator had dealt directly with the person entitled to the benefit as a fully competent person. In the absence of actual knowledge to the contrary, the Administrator may assume that the instrument of agency was validly executed, that the person was competent at the time of execution and that at the time of reliance, the agency had not been terminated or amended.

         11.7. ARBITRATION. Any controversy or claim arising out of or relating to this Plan, or breach hereof, shall be settled by arbitration in the City of Chicago in accordance with the laws of the State of Illinois with an arbitrator appointed by the Company. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of an arbitrator. The arbitrator's determination shall be final and binding upon all parties and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         11.8. GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

         11.9. HEADINGS. The headings of the various Articles and Sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a Section shall refer to a Section of the Plan unless specified otherwise.

         11.10. SEVERABILITY. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but it any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Company under the Plan.

         11.11. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. Any benefit paid or payable under this Plan shall not be included in a Participant's compensation for purposes of computing benefits under any employee benefit plan maintained or contributed by the Company or any Affiliate except as may otherwise be required under the specific terms of such employee benefit plan.

         11.12. NON-U.S. PARTICIPANTS. With respect to any Affiliate which employs Participants who reside outside the United States, and notwithstanding anything herein to the contrary, the Administrator may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

         11.13. APPLICABLE LAW. This Plan is established under and will be construed according to the laws of the State of Illinois, to the extent not preempted by the laws of the United States.

                                    * * *

                                                                       EXHIBIT A


                                INVESTMENT FUNDS
                                      UNDER
              THE WOODWARD GOVERNOR COMPANY EXECUTIVE BENEFIT PLAN


                  The Investment Funds designated by the Administrator, in its sole discretion and from time to time, as the basis for determining the hypothetical investment return to be credited to Participants' Accounts in accordance with Article 6 of the Woodward Governor Company Executive Benefit Plan (the "Plan"), if applicable, are currently as follows:

         1.       Vanguard Treasury Money Market Fund,
         2.       Vanguard Short-Term Corporate Fund,
         3.       Vanguard Total Bond Market Index Fund,
         4.       Vanguard Wellington Fund,
         5.       Vanguard 500 Index Fund,
         6.       Vanguard Windsor II Fund,
         7.       Vanguard U.S. Growth Fund,
         8.       Vanguard International Growth Fund,
         9.       Vanguard Explorer Fund, and
         10. Woodward Governor Company Common Stock but only if the Participant's investment election for this Investment Fund is approved in advance for such Participant by the Board of Directors of Woodward Governor Company (the "Board"). Notwithstanding anything to the contrary in this Exhibit A or the Plan, if a Participant is granted permission to elect this Investment Fund, such Participant may only revoke such Investment Fund election with the prior approval of the Board. The applicable value of the common stock as of any Valuation Date shall be equal to the closing price of such common stock on NASDAQ quoted by the WALL STREET JOURNAL for the applicable Valuation Date. The Participant's Account shall also be credited with deemed dividends, if any, on such common stock.

                                                                     EXHIBIT 4.2

                                 FIRST AMENDMENT
                                       TO
                            WOODWARD GOVERNOR COMPANY
                             EXECUTIVE BENEFIT PLAN

         WHEREAS, Woodward Governor Company (the "Company") maintains the Woodward Governor Company Executive Benefit Plan (the "Plan"); and

         WHEREAS, amendment of the Plan is now deemed desirable;

         NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Company in Article X of the Plan, the Plan is hereby amended by deleting Section 2.7 of the Plan and inserting the following new Section 2.7 as a part thereof:

         "2.7 "BONUS" means any incentive compensation awarded to a Participant for a given year under the Woodward Governor Company Annual Incentive Compensation Plan, the Woodward Governor Company Long-Term Incentive Compensation Plan, the Woodward Governor Company Retention Incentive Agreement for FST Executives, and/or any other bonus or incentive compensation plan designated by the Administrator from time to time for inclusion within this definition for deferral purposes."

         IN WITNESS WHEREOF, the undersigned officer has caused this amendment to be executed in the name of and on behalf of the Company this 26th day of April, 2001.

                                          WOODWARD GOVERNOR COMPANY




                                          By /s/ Carol J. Manning, Secretary
                                            ------------------------------------

                                                                     EXHIBIT 5.1



                                 August 1, 2001



Woodward Governor Company
5001 North Second Street
Rockford, Illinois  61111


         Re:                Woodward Governor Company
                         Form S-8 Registration Statement
                        ---------------------------------

Gentlemen:

         We have acted as counsel for Woodward Governor Company (the "COMPANY"), in connection with the registration statement on Form S-8 (the "REGISTRATION STATEMENT") of the Company which is being filed with the Securities and Exchange Commission today for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of $20,000,000 Deferred Compensation Obligations (the "OBLIGATIONS") offered to certain employees of the Company pursuant to the Woodward Governor Company Executive Benefit Plan (the "PLAN").

         As such counsel, we have examined such corporate records and other documents and matters of law as we have deemed necessary in order to enable us to express the opinion hereinafter set forth.

         Based on the foregoing, we are of the opinion that upon completion of the actions being taken or contemplated to be taken in administering the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, garnishment or other creditors' rights.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Respectfully submitted,




                                        CHAPMAN AND CUTLER

                                                                    EXHIBIT 23.2


                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

The Board of Directors
Woodward Governor Company

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 8, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Woodward Governor Company's Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the incorporation by reference of our report dated November 8, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




                                        PricewaterhouseCoopers LLP



Chicago, Illinois
August 1, 2001